UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

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☐	Soliciting Material Under Rule 240.14a-12

DENNY’S CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Your Vote Counts! DENNYS CORPORATION 2022 Annual Meeting Vote by May 17, 2022 11:59 PM ET D74007-P66963 You invested in DENNYS CORPORATION and its time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on May 18, 2022. Get informed before you vote View the Notice and Proxy Statement and 2021 Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 4, 2022. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Virtually at: Vote Virtually at the Meeting* May 18, 2022 11:00 a.m. Eastern Time www.virtualshareholdermeeting.com/DENN2022 *Please check the meeting materials for any special requirements for meeting attendance.

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THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of nine (9) directors.	
	Nominees:	
1a.	Bernadette S. Aulestia	For
1b.	Olu Beck	For
1c.	Gregg R. Dedrick	For
1d.	José M. Gutiérrez	For
1e.	Brenda J. Lauderback	For
1f.	John C. Miller	For
1g.	Donald C. Robinson	For
1h.	Laysha Ward	For
1i.	F. Mark Wolfinger	For
2.	A proposal to ratify the selection of KPMG LLP as the independent registered public accounting firm of Denny's Corporation and its subsidiaries for the fiscal year ending December 28, 2022.	For
3.	An advisory resolution to approve the executive compensation of the Company.	For
4.	A stockholder proposal that requests the board of directors oversee the preparation of an analysis, made publicly available, of the feasibility of increasing tipped workers' starting wage to a full minimum wage, per state and federal levels, with tips on top to address worker retention issues and economic inequities.	Against
5.	To transact such other business as may properly come before the meeting.	

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